For the six month period ended (a) 1/31/97
File number (c) 811-5055


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

     A special Meeting of Shareholders of the Fund was called for October 30, 1996. At such meeting the shareholders of each of the Fund's Portfolios approved the following proposal:

     A)    Approval that Edward D. Beach,  Delayne
     Dedrick  Gold,  Robert F.  Gunia,  Donald  D.
     Lennox,  Douglas H. McCorkindale,  Mendel  A.
     Melzer,  Thomas T. Mooney, Stephen  P.  Munn,
     Richard A. Redeker, Robin B. Smith, Louis  A.
     Weil, III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or (ii) their terms expire in accordance with the Fund's retirement policy.


Strategy Portfolio
                             Affirmative
                                   Votes      Cast
Votes Withheld
Edward     D.    Beach                  21,666,683
208,441
Delayne     Dedrick    Gold             21,673,961
201,163
Robert     F.    Gunia                  21,676,705
198,419
Donald     D.    Lennox                 21,666,169
208,955
Douglas     H.     McCorkindale         21,672,604
205,453
Mendel     A.    Melzer                 21,669,027
206,097
Thomas     T.    Mooney                 21,669,671
205,453
Stephen     P.    Munn                  21,674,944
200,180
Richard     A.    Redeker               21,674,171
200,953
Robin     B.    Smith                   21,668,067
207,057
Louis    A.    Weil,   III              21,674,472
200,652
Clay     T.    Whitehead                21,676,792
198,332







Balanced Portfolio
                              Affirmative
                                   Votes      Cast
Votes Withheld
Edward     D.    Beach                  52,479,965
444,021
Delayne     Dedrick    Gold             52,520,343
403,643
Robert     F.    Gunia                  52,528,388
395,598
Donald     D.    Lennox                 52,491,088
432,898
Douglas     H.     McCorkindale         52,531,165
392,821
Mendel     A.    Melzer                 52,510,717
413,269
Thomas     T.    Mooney                 52,530,203
393,783
Stephen     P.    Munn                  52,545,582
378,404
Richard     A.    Redeker               52,528,603
395,383
Robin     B.    Smith                   52,519,421
404,565
Louis    A.    Weil,   III              52,518,308
405,678
Clay     T.    Whitehead                52,541,270
382,716